Exhibit 1.1

Wayne Farms, Inc.

12,820,513 Shares

Plus an option to purchase from the Company, up to 1,923,076 additional shares to cover over-allotments.
Class A Common Stock
($0.00001 par value)

Underwriting Agreement

New York, New York
June [•], 2015

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
BMO Capital Markets Corp.
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

Ladies and Gentlemen:

Wayne Farms, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 12,820,513 shares of Class A common stock, $0.00001 par value (“Class A Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,923,076 additional shares of Class A Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof.

Prior to the date hereof, the business of the Company is conducted through Wayne Farms LLC, a Delaware limited liability company (“Wayne Farms LLC”). Immediately prior to the Closing Date (as hereinafter defined), Wayne Farms LLC will appoint the Company as the sole managing member of Wayne Farms LLC. As the sole managing member of Wayne Farms LLC, the Company will operate and manage the business and control the strategic decisions and day-to-day operations of Wayne Farms LLC. The Company and Wayne Farms LLC are collectively referred to herein as the “Wayne Farms Parties.”

1. Representations and Warranties. The Wayne Farms Parties, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-202797) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Wayne Farms Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information

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furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show listed on Schedule IV hereto, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Each of the Wayne Farms Parties has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate, limited partnership, limited liability company or other, as applicable) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or equivalent status) under the laws of each jurisdiction which requires such qualification.

(g) All the outstanding membership interests of Wayne Farms LLC have been duly and validly authorized and issued and are fully paid and nonassessable, and, after the Reorganization Transactions, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or ownership interests, as applicable, of Wayne Farms LLC will be owned by the Company, either directly or

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through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for such security interests, claims, liens or encumbrances that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Warne Farms Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(h) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Description of Capital Stock,” “Material U.S. Federal Tax Considerations,” “Organizational Structure” and “Certain Relationships and Related Party Transactions” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are materially accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(i) This Agreement has been duly authorized, executed and delivered by each of the Wayne Farms Parties.

(j) Each of the Wayne Farms Parties is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, including the Reorganization Transactions (as such term is defined in the Disclosure Package and the Prospectus), as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k) Each of the agreements listed on Schedule III hereto (collectively, the “Transaction Agreements”) has been duly authorized, executed and delivered by the Wayne Farms Parties party thereto and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and legally binding agreement of such party, enforceable against them in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, and each such agreement conforms to the description thereof contained in the Disclosure Package and the Prospectus.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, the transactions contemplated by the Transaction Agreements and the consummation of the Reorganization Transactions, except such as have already been obtained, taken or made, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the

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Prospectus or such as will have been obtained, taken or made prior to the Closing Date, as set forth in the Disclosure Package and the Prospectus.

(m) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated, including the transactions contemplated by the Transaction Agreements and the consummation of the Reorganization Transactions, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Wayne Farms Parties pursuant to, (i) the charter, by-laws or other organizational documents of the Wayne Farms Parties, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Wayne Farms Parties is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Wayne Farms Parties of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Wayne Farms Parties or any of its or their properties, except, in the case of either (ii) or (iii) for such conflict, breach, violation or imposition that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(n) No holders of securities of the Wayne Farms Parties have rights to the registration of such securities under the Registration Statement.

(o) The consolidated historical financial statements and schedules of the Wayne Farms Parties included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities to which they relate, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity, in all material respects, with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data and selected financial data set forth under the captions “Summary Historical and Consolidated Financial and Other Data” and “Selected Historical Consolidated Financial Data,” respectively, in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments

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have been properly applied to the historical amounts in the compilation of those statements.

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Wayne Farms Parties or its or their property is pending or, to the best knowledge of the Wayne Farms Parties, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, including the Reorganization Transactions, or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(q) Each of the Wayne Farms Parties owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r) None of the Wayne Farms Parties are in violation or default of (i) any provision of its charter, bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Wayne Farms Parties or any of its properties, as applicable, except in the case of clauses (ii) and (iii) where such default or violation, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) No relationship, direct or indirect, exists between or among any of the Wayne Farms Parties, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Wayne Farms Parties, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in the Registration Statement, the Disclosure Package and the Prospectus.

(t) Except as disclosed in the Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Wayne Farms Parties included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect.

(u) Deloitte & Touche LLP, who have certified certain financial statements of the Wayne Farms Parties and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Wayne Farms Parties within the meaning of the Act and the applicable published rules and regulations thereunder.

(v) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in

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connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(w) The Wayne Farms Parties have filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x) No labor problem or dispute with the employees of the Wayne Farms Parties exists or, to the knowledge of the Wayne Farm Parties, is threatened or imminent that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) The Wayne Farms Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Wayne Farms Parties or their respective businesses, assets, employees, officers and directors are in full force and effect; the Wayne Farms Parties are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Wayne Farms Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither Wayne Farms Party has been refused any insurance coverage sought or applied for; and neither Wayne Farms Party has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z) Wayne Farms LLC is not currently and, after giving effect to the Reorganization Transactions, will not be, prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on Wayne Farms LLC’s ownership interests, from repaying to the Company any loans or advances to Wayne Farms LLC from the Company, or from transferring any of Wayne Farms LLC’s property or assets to the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa) The Wayne Farms Parties possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for the failure to possess any of the foregoing that would

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not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Wayne Farms Parties have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb) The Wayne Farms Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Wayne Farms Parties’ internal controls over financial reporting are effective and the Wayne Farms Parties are not aware of any material weakness in their internal controls over financial reporting.

(cc) The Wayne Farms Parties maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee) The Wayne Farms Parties are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (as it relates to exposure to hazardous materials or workplace conditions), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability under any Environmental Law, and (iv) neither Wayne Farms Party has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, liability or identification as a “potentially responsible party” would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff) In the ordinary course of its business, the Wayne Farms Parties periodically review the effect of Environmental Laws on the business, operations and properties of the Wayne Farms Parties, in the course of which they identify and evaluate

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associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Wayne Farms Parties have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Wayne Farms Parties that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by Wayne Farms Parties that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Wayne Farms Parties compared to the amount of such contributions made in the most recently completed fiscal year of the Wayne Farms Parties; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Wayne Farms Parties compared to the amount of such obligations in the most recently completed fiscal year of the Wayne Farms Parties; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Wayne Farms Parties related to their employment that could, individually or in the aggregate, have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Wayne Farms Parties may have any liability.

(hh) There is and has been no failure on the part of the Wayne Farms Parties and any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans, to the extent that the Wayne Farms Parties are subject to the Sarbanes-Oxley Act as of the date of this Agreement.

(ii) Neither Wayne Farms Party nor any of their respective directors or officers nor, to the knowledge of the Wayne Farms Parties, any agent, employee or affiliate of the Wayne Farms Parties is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt

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Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and neither Wayne Farms Party nor any of their respective directors or officers nor, to the knowledge of the Wayne Farms Parties, any agent, employee or affiliate of the Wayne Farms Parties is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Wayne Farms Parties.

(jj) The operations of the Wayne Farms Parties are and have been conducted at all times in compliance with the money laundering statutes and the rules and regulations thereunder, including applicable financial recordkeeping and reporting requirements, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Wayne Farms Parties with respect to the Money Laundering Laws is pending or, to the best knowledge of the Wayne Farms Parties, threatened.

(kk) Neither Wayne Farms Party nor any of their respective directors or officers nor, to the knowledge of the Wayne Farms Parties, any agent, employee or affiliate of the Wayne Farms Parties (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll) Neither Wayne Farms Party nor any of their respective directors or officers nor, to the knowledge of the Wayne Farms Parties, any agent, employee or affiliate of the Wayne Farms Parties, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(mm) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither Wayne Farms Party has engaged in any dealings or

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transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do the Wayne Farms Parties have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(nn) Wayne Farms LLC has no subsidiaries (as defined in Rule 405 under the Act). As of the date hereof, the Company has no subsidiaries (as defined in Rule 405 under the Act). As of the Closing Date, following the Reorganization Transactions, the only subsidiary of the Company will be Wayne Farms LLC, which is a “significant subsidiary,” as defined by Rule 1-02 of Regulation S-X.

(oo) The Wayne Farms Parties own, possess, license or have other rights to use, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Wayne Farms Parties’ business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted, except as would not have a Material Adverse Effect. To the knowledge of the Wayne Farms Parties, except as set forth in the Disclosure Package and the Prospectus under the caption “Business—Intellectual Property and Other Proprietary Rights,” no claim is pending or asserted in writing against the Wayne Farms Parties alleging that the conduct of the business of the Wayne Farms Parties as currently conducted infringes upon or misappropriates any Intellectual Property rights of a third party, except as would not have a Material Adverse Effect.

(pp) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Wayne Farms Parties (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(qq) There are no debt securities or preferred stock issued, or guaranteed by, any of the Wayne Farms Parties that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(rr) Neither of the Wayne Farms Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against either of the Wayne Farms Parties or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ss) Neither of the Wayne Farms Parties has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus (as hereinafter defined), or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Wayne Farms Parties or, to the knowledge of the

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Wayne Farms Parties, any other party to any such contract or agreement except for any termination or non-renewal as would not have a Material Adverse Effect.

(tt) No “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu) The Wayne Farms Parties acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and Wayne Farms LLC, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Any certificate signed by any officer of the Wayne Farms Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Wayne Farms Parties as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,923,076 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date)

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shall be made at 10:00 AM, New York City time, on June [•], 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be not more than three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any

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additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, use its reasonable best efforts to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Wayne Farms Parties, which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or

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dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities pursuant to this Agreement; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified, (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) to take any action that would subject it to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will not, and will not permit Wayne Farms LLC to, without the prior written consent of at least two of the three Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class A Common Stock or Class B common stock, par value $0.00001 per share, of the Company (together with the Class A Common Stock, the “Common Stock”) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (as may be extended as set forth below, the “Restricted Period”), other than as part of the Reorganization Transactions, provided, however, that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Disclosure Package and the Prospectus, (ii) file one or more registration statements on Form S-8 with respect to any employee stock plan described in the Disclosure Package and the Prospectus, (iii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Disclosure Package and the Prospectus, (iv) issue Common Stock issuable upon the exchange of membership interests of Wayne Farms LLC outstanding at the Execution Time solely to the holder of such interests, (v) issue, offer or enter into a contract to sell any shares of Common Stock, options, warrants, or other convertible securities relating to the Common Stock to third parties as consideration or partial consideration for any bona fide merger, acquisition, or business combination or in connection with formation of joint ventures, strategic partnerships or other collaborations (each, a “M&A Transaction”), and make any public announcement relating to any such issuance, offer or entry into such contract and the filing of a registration statement on Form S-4 related thereto, provided that (x) the

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aggregate number of shares of Common Stock represented by such securities offered, issued or sold pursuant to this clause (v) for all M&A Transactions in the aggregate does not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities pursuant to this Agreement (assuming full conversion, exercise and exchange of such securities) and (y) the Company shall provide written notice to the Representatives at least three Business Days before any public announcement relating to any such issuance, offer or entry into such contract or the filing of a registration statement on Form S-4, and further provided that the recipient of such shares of Common Stock, options, warrants, or other convertible securities relating to the Common Stock pursuant to clauses (i), (iii), (iv) and (v) above shall execute and deliver to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 6(g) of this Agreement. Notwithstanding the foregoing, if (x) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 6(g) hereof with prior notice of any such announcement that gives rise to an extension of the Restricted Period. No Underwriter shall be responsible for providing any notice with respect to the foregoing.

(h) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in

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connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on The NASDAQ Global Select Market (the “NASDAQ”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and the securities laws of Canada, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representatives, the preparation and printing of preliminary, supplemental and final blue sky memoranda and a “Canadian wrapper,” (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount not to exceed $25,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings in an amount, together with the amount described in clause (vi) above, not to exceed $50,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; provided, however, that the Underwriters will pay or cause to be paid 50% of the cost of any aircraft chartered or otherwise used in connection with such presentations; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section, and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they make.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

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(l) The Wayne Farms Parties will apply the net proceeds from the offering in the manner set forth under the heading “Use of Proceeds” in the Prospectus and the Company will file such reports with the Commission with respect to the offering and the application of the proceeds therefrom as may be required by Rule 463.

(m) The Company will use its reasonable best efforts to cause the Class A Common Stock, including the Securities, to be listed on the NASDAQ, subject to notice of issuance and evidence of satisfactory distribution, at or prior to the Closing Date or the settlement date, as applicable, and to maintain the listing of the Class A Common Stock, including the Securities, on the NASDAQ.

(n) For a period of three years from the date of this Agreement, so long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(o) The Company will appoint and maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Common Stock.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Wayne Farms Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Wayne Farms Parties made in any certificates pursuant to the provisions hereof, to the performance by the Wayne Farms Parties of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Paul Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit C.

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(c) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Wayne Farms Parties, signed by the Chief Executive Officer or General Counsel and the principal financial or accounting officer of each of the Wayne Farms Parties, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Wayne Farms Parties in this Agreement are true and correct as if made on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Wayne Farms Parties’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided, that the letter delivered on the Closing Date or the settlement date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or the settlement date, as applicable.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof)

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and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Wayne Farms Parties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A-1 hereto from each party listed on Exhibit A-2 addressed to the Representatives.

(h) Prior to the Execution Time and on and as of the Closing Date, the Company shall have furnished to the Representatives satisfactory evidence of the good standing of each of the Wayne Farms Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(i) The Securities shall have been listed and admitted and authorized for trading on the NASDAQ, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j) The Reorganization Transactions shall have been consummated as described in the Disclosure Package and the Prospectus.

(k) Prior to the Closing Date, the Wayne Farms Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Wayne Farms Parties in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.

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7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Wayne Farms Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Wayne Farms Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Wayne Farms Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Wayne Farms Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Wayne Farms Parties, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Wayne Farms Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Wayne Farms Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Wayne Farms Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the

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Securities and, under the heading “Underwriting (Conflicts of Interest),” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and (iv) the paragraph related to stabilization and syndicate covering transactions in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Wayne Farms Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Wayne Farms Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Wayne Farms Parties on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Wayne Farms Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Wayne Farms Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Wayne Farms Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by Citigroup Global Markets Inc. (the “Independent Underwriter”) in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Wayne Farms Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Wayne Farms Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall (i) any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or (ii) the Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall

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have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees, affiliates and agents and each person who controls Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Wayne Farms Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Wayne Farms Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Wayne Farms Parties prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Class A Common Stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the New York Stock Exchange or NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material

24

disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Wayne Farms Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Wayne Farms Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number (646) 291-1469; (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; (iii) BMO Capital Markets Corp., 3 Times Square, 27th Floor, New York, New York 10036, Attention: Equity Syndicate Desk (fax no.: (212) 885-4165) with a copy to the Legal Department (fax no.: (212) 702-1205); or, if sent to the Wayne Farms Parties, will be mailed, delivered or telefaxed to Barbara S. Mistarz (fax no.:(770) 538-2164), and confirmed to it at 4110 Continental Drive, Oakwood, GA 30566, attention of the Legal Department, with a copy (which shall not constitute notice) to Paul, Weiss, Rifkind, Wharton & Garrison, LLP, 1285 Avenue of the Americas, New York, New York 10019 (fax no.: (212) 757-3990, Attention: Raphael Russo).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Wayne Farms Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Wayne Farms Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Wayne Farms Parties and (c) the Wayne Farms Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Wayne Farms Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Wayne Farms Parties on related or other matters). The Wayne Farms Parties agree that they will not claim that the Underwriters have rendered advisory services of

25

any nature or respect, or owe an agency, fiduciary or similar duty to the Wayne Farms Parties, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Wayne Farms Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Wayne Farms Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [•]:[•] p.m. on the date hereof.

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“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 424,” “Rule 430A,” “Rule 433” and “Rule 463” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Wayne Farms LLC and the several Underwriters.

Very truly yours,

Wayne Farms, Inc.

By:
Name:
Title:

Wayne Farms LLC

By:
Name:
Title:

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The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
BMO Capital Market Corp.

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	BMO Capital Markets Corp.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

29

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
BMO Capital Markets Corp.
Stephens Inc.
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
Rabo Securities USA, Inc.
Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[None]

SCHEDULE III

1.	Amended and Restated Certificate of Incorporation of Wayne Farms, Inc., to be dated as of June [•], 2015.

2.	Second Amended and Restated Limited Liability Company Agreement of Wayne Farms LLC, to be dated as of June [•], 2015.

3.	Tax Receivable Agreement between Wayne Farms, Inc. and the parties named therein, to be dated as of June [•], 2015.

4.	Registration Rights Agreement between Wayne Farms, Inc. and certain stockholders named therein, to be dated as of June [•], 2015.

5.	Stockholders Agreement between Wayne Farms, Inc. and certain stockholders named therein, to be dated as of June [•], 2015.

6.	Services Agreement between Wayne Farms, Inc. and Continental Grain Company, to be dated as of June [•], 2015.

7.	Indemnification agreements between Wayne Farms, Inc. and its executive officers and directors.

SCHEDULE IV

Investor Presentation, dated June [15], 2015

[Form of Lock-Up Agreement]	EXHIBIT A-1

[Letterhead of officer, director or major shareholder of Wayne Farms, Inc. or Wayne Farms LLC]

Wayne Farms, Inc.
Initial Public Offering of Class A Common Stock

, 2015

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
BMO Capital Markets Corp.
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Wayne Farms, Inc., a Delaware corporation (the “Company”), Wayne Farms LLC, a Delaware limited liability company (“Wayne Farms LLC”) and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of Class A common stock, $0.00001 par value (“Class A Common Stock” and, together with the Class B common stock, $0.00001 par value, of the Company, the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) the sale of shares of Class A Common Stock pursuant to the terms of the Underwriting Agreement, (b) transactions relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the initial public offering of the Company, provided that no announcements, public reports or filings (including filings under Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) reporting a reduction in beneficial ownership of shares of Class A Common Stock shall be required or shall be voluntarily made during the Lock-up Period (other than a filing on Form 5 made when required, provided that such filing occurs outside of the Lock-up Period), (c) transfers of shares of Class A Common Stock or any security convertible into shares of Class A Common Stock pursuant to a will, other testamentary document or applicable laws of descent, (d) the transfer of shares of Class A Common Stock as bona fide gifts, (e) distributions of shares of Class A Common Stock or any security convertible into shares of Class A Common Stock to limited partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), (i) each recipient of shares agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) no announcements, public reports or filings (including filings under Section 16 under the Exchange Act) reporting a reduction in beneficial ownership of shares of Class A Common Stock shall be required or shall be voluntarily made during the Lock-up Period (other than a filing on Form 5 made when required, provided that such filing occurs outside of the Lock-up Period), (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that such plan does not provide for the transfer of shares of Class A Common Stock during the Lock-up Period and no announcements, public reports or filings (including filings under Section 16 under the Exchange Act) regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (g) transfers of shares of Class A Common Stock to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to shares of Class A Common Stock issued upon the exercise of an option or warrant or the conversion of a security outstanding on or prior to the date of the Prospectus or (h) the exchange of membership interests of Wayne Farms LLC or shares of Class B common stock outstanding upon the execution of the Underwriting Agreement for shares of Class A common stock, provided that such shares of Class A common stock shall be subject to the same restrictions in place for such membership interests of Wayne Farms LLC or shares of Class B common stock pursuant to this letter for the duration that such restrictions remain in effect at the time of exchange.

If the undersigned is an officer or director of the Company or Wayne Farms LLC, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common

2

Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of shares of Class A Common Stock or other securities subject to this agreement pursuant to a tender offer for securities of the Company, made to or involving all holders of the Company’s Class A Common Stock or such other securities, or other transaction, including without limitation, a merger, consolidation, or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up agreement, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Class A Common Stock or other securities in connection with any such transaction, or vote any shares of Class A Common Stock or other securities in favor of such transaction), provided that all of the shares of Class A Common Stock or other securities subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any shares of Class A Common Stock or other securities subject to this agreement shall remain subject to the restrictions herein. “Change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction that, in each case, has been approved by the Company’s board of directors, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d- 3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason (i) the Company notifies the Representatives in writing, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement (other than the provisions thereof that survive

3

termination) shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), or (iii) the Underwriting Agreement has not been executed by July [•], 2015 (provided that the Company may by written notice to the undersigned prior to July [•], 2015 extend such date for a period of up to an additional three months), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

4

[Parties Executing Lock-Up Agreements]	EXHIBIT A-2

Directors and Officers of Wayne Farms, Inc.
Directors and Officers of Wayne Farms LLC
Continental Grain

[Form of Press Release]	EXHIBIT B

Wayne Farms, Inc.
[Date]

Wayne Farms, Inc. (the “Company”) announced today that Citigroup Global Markets Inc., J.P. Morgan Securities LLC and BMO Capital Markets Corp., the joint book-running managers in the Company’s recent public sale of           shares of Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to           shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on       ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Form of Waiver of Lock-up]	ADDENDUM

Wayne Farms, Inc.
Initial Public Offering of Class A Common Stock

, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Wayne Farms, Inc. (the “Company”) of           shares of Class A common stock, $0.00001 par value (the “Common Stock”), of the Company and the lock-up letter dated     , 20 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated    , 20      , with respect to           shares of Common Stock (the “Shares”).

Citigroup Global Markets Inc., J.P. Morgan Securities LLC and BMO Capital Markets Corp. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective      , 20      ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of CGMI Representative]

[Name and title of CGMI Representative]

[Signature of JPM Representative]

[Name and title of JPM Representative]

[Signature of BMO Representative]

[Name and title of BMO Representative]

cc: Wayne Farms, Inc.

[Form of Issuer Counsel’s Opinion]	EXHIBIT C